Exhibit 4.6

Confidential

THE SYMBOL "[****]" DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMIITTED
PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Amendment #1
To

EXCLUSIVE LICENSE AGREEMENT

Apogee Biotechnology Corporation
and
RedHill Biopharma Ltd

This Amendment is entered into effective as of the date of the last signature below (the "Effective Date") by and between RedHill Biopharma Ltd ("RedHill") and Apogee Biotechnology Corporation ("Apogee") to amend the terms of that Exclusive License Agreement entered into by the parties effective March 30, 2015 ("Agreement").

NOW, THEREFORE, the mutual covenants set forth herein, the parties agree to amend the terms of the Agreement as follows:

1.          Clause 6.2.1 is hereby modified to: [****] days following the earlier of (i) [****] and (ii) [****]: Two Million US Dollars ($2,000,000).

2.          All other terms of the Agreement are unchanged and remain in full force and effect.

WHEREFORE, the parties hereunto have caused this Amendment to be executed by their duly authorized representatives as of the date of the last party to sign to be effective and in agreement.

RedHill Biopharma Ltd		Apogee Biotechnology Corporation

By:	/s/ Micha Ben Chorin	By:	/s/ Charles D. Smith
/s/ Dror Ben-Asher

Printed Name:	Micha Ben Chorin	Printed Name:	Charles D. Smith

Dror Ben-Asher

Title:	CFO	Title:	President and CEO
CEO

Date:	January 23, 2017	Date:	January 21, 2017